                                                                   EXHIBIT 10.19

               SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

     This Secured Convertible Debenture Purchase Agreement (this "Agreement") is entered into as of this 8th day of April, 1999, among TiVo Inc., a Delaware corporation (the "Company"), and the creditors listed on Exhibit A (each a "Creditor" and collectively, the "Creditors").

     1.   Purchase and Sale of Debentures.

          1.1 Authorization. Pursuant to this Agreement, the Company has authorized the issuance of (i) four Secured Convertible Debentures (one for each Creditor) in the form attached hereto as Exhibit B (each individually, a "Debenture" and collectively, the "Debentures"), and (ii) the warrants more specifically described in Sections 6.3 and 8 hereof (collectively, the "Warrants").

          1.2 Issuance and Sale of Securities. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Creditor, and each Creditor hereby agrees to accept delivery from the Company, of a Debenture and the Warrants to be issued to such Creditor pursuant to Section 6.3 and 8 hereof.

          1.3 Advance of Funds. The delivery of the Debentures and the Initial Warrants (as defined in Section 6.3 hereof) shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306, on April 8, 1999 (the "Closing"). At the Closing, the Company shall deliver to each Creditor the Initial Warrant and a Debenture against delivery to the Company by the Creditors, severally but not jointly, from time to time on a pro rata basis (except for GC&H Investments who shall be limited to an amount not to exceed $100,000.00 borrowed and outstanding at any one time) by wire transfer of immediately available funds, or by check, in the aggregate amount outstanding at any one time under all of the Debentures not to exceed Three Million Dollars ($3,000,000), subject to the conditions set forth herein and in the Debentures; provided, however, that in no event shall any Creditor be required to advance more than its commitment as set forth in Exhibit A.

          1.4 Repayment Terms/Conversion. Outstanding principal and accrued interest on the Debentures shall be fully due and payable in compliance with the terms set forth in the Debentures. At each Creditor's option, if the Company fails to pay it any principal and/or accrued interest on the Maturity Date (as defined in the Debentures), upon an Equity Event (as defined in the Debentures) or after acceleration, that Creditor may choose to have all or any part of the outstanding principal and accrued interest owing to that Creditor repaid in shares of Common Stock of the Company at a conversion rate equal to the following (the "Conversion Price"): (1) in the case of interest, the fair market value of the Common Stock at the time of conversion, as determined by the Company in good faith, as adjusted pursuant to Section 2, or (2) in the case of principal, $3.68 per share, as adjusted pursuant to Section 2. In addition, at each Creditor's option, that Creditor may choose to have all or any part of any accrued interest owing to that Creditor prior to the Maturity Date repaid in shares of Common Stock of the Company at the Conversion Price. In the event a Creditor chooses to convert any outstanding principal and/or accrued interest into Common Stock of the Company, that Creditor shall give written notice to the Company of such conversion no less than fifteen (15) business days prior to such conversion.

     2. Adjustment of Exercise Price and Number of Shares. The Conversion Price and the number of shares of Common Stock subject to the Debentures (the "Debenture Stock") shall be subject to adjustment from time to time as follows:

          2.1 Subdivision or Combination of Stock. If at any time or from time to time after the date of the Debentures (the "Issue Date") the Company shall subdivide its outstanding shares of Debenture Stock, the Conversion Price in effect immediately prior to such issuance or subdivision shall be proportionately reduced. If the outstanding shares of Debenture Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          2.2 Adjustment for Stock Dividends. If and whenever at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Debenture Stock or securities convertible into shares of Debenture Stock, the Conversion Price and the number of shares to be obtained upon exercise of the Debentures shall be proportionately adjusted to reflect the issuance of any shares of Debenture Stock or convertible securities, as the case may be, issuable in payment of such dividend or distribution.

          2.3 Adjustment for Reclassifications. In case, at any time prior to the Debentures being paid in full, the Company undertakes any capital reorganization, reclassification of the Debenture Stock, the consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation), or of the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, the Debentures shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition (a "Reclassification"), be exercisable so that upon conversion each Creditor shall procure, in lieu of each share of Debenture Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such Reclassification by the holder of one share issuable upon exercise of the Debentures had the Debentures been exercised immediately prior to such Reclassification at the price that would have been effective prior to such Reclassification. The provisions of this Section 2.3 shall similarly apply to successive Reclassifications.

          2.4 Minimal Adjustments. No adjustment in the Conversion Price and/or the number of shares of Debenture Stock subject to the Debentures need be made if such adjustment would result in a change in the Conversion Price of less than one cent ($0.01) or a change in the number of subject shares of less than one-hundredth (1/100th) of a share. Any adjustment less than these amounts which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of at least these amounts.

          2.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2, the Company at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and

                                       2.

prepare and furnish to each Creditor a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of a Creditor, furnish or cause to be furnished to that Creditor a like certificate setting forth (i) such adjustments and readjustments, (ii) the then effective Conversion Price and number of shares of Debenture Stock subject to the Debenture issued to that Creditor, and (iii) the then effective amount of securities (other than Debenture Stock) and other property, if any, which would be received upon exercise of the Debenture issued to that Creditor.

     3. Security. The Debentures shall be secured by a security interest in certain assets of the Company in accordance with the terms of the Security Agreement in the form attached hereto as Exhibit C (the "Security Agreement").

     4. Representations and Warranties of the Company. The Company hereby represents and warrants the following as of the date hereof, as of the date of Closing, and as of the date of each subsequent borrowing:

          4.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify is reasonably likely to have a material adverse effect on its business or its properties.

          4.2 Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the Debentures, the Warrants, the Security Agreement and performance of all obligations of the Company hereunder and thereunder, has been or shall be taken prior to the Closing, and this Agreement, the Debentures, the Warrants, and the Security Agreement, when executed and delivered, shall constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms.

          4.3 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any third party or any federal, state or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated herein, other than consents related to interest rates which may be deemed to exceed the maximum interest rates established by the law.

          4.4 No Conflicts. Neither the execution and delivery of this Agreement, the Debentures, the Warrants, or the Security Agreement by the Company nor the consummation by the Company of the transactions contemplated herein will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) violate in any material respect any statute, rule, regulation, order, writ, injunction, decree or arbitration award applicable to the Company or its assets, or (iii) breach in any material respect any other material agreement, undertaking, contract, or security agreement to which the Company is subject.

                                       3.

          4.5 No Defaults. No Event of Default, as defined in Section 9.1 of this Agreement, shall have occurred and be continuing prior to the Closing or any subsequent advance.

          4.6 Voting. Other than the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, there are no shares of stock in the Company possessing voting rights.

          4.7 Authorized Shares. Until the later of the date on which (a) all the Warrants have been exercised or have expired, or (b) the Maturity Date (as defined in the Debentures), the Company shall maintain sufficient numbers of shares of authorized Common Stock to permit the full exercise of the Warrants and conversion of the Debentures.

     5. Representations and Warranties of the Creditor. Each Creditor represents and warrants to the Company as follows:

          5.1 Authorization. This Agreement, when executed and delivered by it, will constitute a valid and legally binding obligation of it, enforceable in accordance with its terms.

          5.2 Investment. It is acquiring the Debenture to be sold by the Company to it, the Warrants to be issued by the Company to it, and any equity in the Company which it may receive therefrom for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). It understands that the Debenture to be sold by the Company to it, the Warrants to be issued by the Company to it, and equity of the Company to be purchased or received have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Creditor's representations as expressed herein. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. It must bear the economic risk of this investment indefinitely unless the shares to be issued to it pursuant to the Warrants to be issued by the Company to it and its conversion rights under the Debenture to be sold by the Company to it are registered pursuant to the Securities Act of 1933, as amended, or an exemption from registration is available.

     6. Conditions of Creditor's Obligations at Closing. The obligations of the Creditors under Sections 1.2 and 1.3 of this Agreement are subject to the fulfillment on or before the Closing, and on or before of each borrowing, of each of the following conditions:

          6.1 Representations and Warranties. The representations and warranties of the Company contained in Section 4 hereof shall be true on and as of the Closing and each borrowing.

          6.2 Performance/No Event of Default. The Company shall have performed and complied with all agreements and conditions contained herein to be performed or complied with by it on or before the Closing and there shall exist no Event of Default.

                                       4.

          6.3 Execution and Delivery of Debenture and Warrant. The Company shall have authorized, executed and delivered (a) one Debenture to each Creditor, and (b) one warrant to each Creditor to purchase, on a pro rata basis, a total of 81,522 shares of the Company's Common Stock at an exercise price of $2.50 per share (the "Initial Warrants") in a form substantially similar to that set forth at Exhibit D.

          6.4 Security Agreement. The Company shall have duly authorized, executed and delivered to the Creditor the Security Agreement. Within five (5) business days of Closing, the Company shall file a UCC-1 financing statement with the California Secretary of State.

          6.5 Good Standing. The Company shall have delivered a Certificate of Good Standing from the State of Delaware, dated no more than thirty (30) days prior to the Closing.

     7. Conditions of the Company's Obligations at Closing. The obligations of the Company under Sections 1.2 and 1.3 of this Agreement are subject to the fulfillment on or before the Closing of the following condition:

          7.1 Representations and Warranties. The representations and warranties of the Creditors contained in Section 5 hereof shall be true on and as of the Closing.

     8.   Affirmative Covenants of the Company.

          8.1 At the end of each month, the Company shall execute and deliver to each Creditor, on a pro rata basis, in a form substantially similar to that set forth in Exhibit D, a warrant to purchase a total number of shares of the Company's Common Stock equal to the New Borrowing Shares (as defined below) at an exercise price equal to $2.50 per share. The New Borrowing Shares shall be that number of shares equal to: (a) 10% of the amount of any new borrowing(s) by the Company during such month, divided by (b) $3.68.

          8.2 At the end of each month, the Company shall execute and deliver to each Creditor, on a pro rata basis, in a form substantially similar to that set forth in Exhibit D, a warrant to purchase a total number of shares of the Company's Common Stock equal to the Unpaid Principal Shares (as defined below) at an exercise price equal to $2.50 per share. The Unpaid Principal Shares shall be that number of shares equal to: (a) 5% of the difference between (i) the outstanding unpaid principal amount of all borrowings as of the last day of such month and (ii) the amount of any new borrowing(s) during such month, divided by (b) $3.68.

     9.   Default.

          9.1 Events of Default. With respect to the Debentures, the Warrants, the Security Agreement, and this Agreement, the following events are "Events of Default" thereunder and hereunder:

               (a) Default shall be made by the Company in the payment of principal of or any interest on any Debenture after five (5) days' written notice from the applicable Creditor following the date when the same is due and payable; or

                                       5.

               (b) Default shall be made in the due performance or observance of any other material covenant, agreement or provision herein, or in any Debenture, any Warrant, or the Security Agreement, to be performed or observed by the Company, or a material breach shall exist in any representation or warranty herein contained, or in any Debenture, any Warrant, or the Security Agreement, as of the date when made, and such default or breach shall have continued for a period of thirty (30) days after written notice thereof to the Company from the applicable Creditor; or

               (c) The Company shall be involved in financial difficulties as evidenced:

                    (i) by the Company filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the United States Bankruptcy Code (as now or in the future amended, the "Bankruptcy Code") or an admission seeking the relief therein provided;

                    (ii) by the Company making a general assignment for the benefit of its creditors;

                    (iii) by the Company consenting to the appointment of a receiver or trustee for all or a substantial part of the property of the Company or approving as filed in good faith a petition filed against the Company under said Bankruptcy Code (in both cases without the consent of the Company);

                    (iv) by the commencement of a proceeding or case, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case set forth in (i), (ii), or (iii) above continues undismissed or uncontroverted, or an order, judgement or decree approving or ordering any of the foregoing being entered and continuing unstayed and in effect, for a period of sixty (60) days; or

                    (v) by the Company admitting in writing its inability to pay its debts as such debts become due; or

               (d) Company shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by the Company or by any person seeking the termination, dissolution or liquidation of the Company.

          9.2  Acceleration.  If any one or more Events of Default described in
Section 9.1 shall occur and be continuing, then the applicable Creditor may, at such Creditor's option and by written notice to the Company and the other Creditors, declare the unpaid balance of the Debenture owing to said Creditor to be forthwith due and payable and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of

                                       6.

intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Company.

     10.  Intercreditor Provisions

          10.1 Collateral. Prior to any Creditor taking any action to enforce any right or remedy with respect to the Collateral (as defined in the Security Agreement), that Creditor must first obtain the consent of all of the other Creditors.

          10.2 Waivers. Waivers granted pursuant to this Agreement, any Debenture or the Security Agreement, shall be effective as against all Creditors if in writing executed by a Majority (as defined below) of the Creditors. "Majority" shall mean the holders of at least 51% of the principal amount due as of that date under all of the Debentures.

          10.3 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Creditor shall obtain on account of any advance made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share (as defined below), such Creditor shall forthwith (a) notify the other Creditors of such fact, and
(b) purchase from the other Creditors such participations in the advances made by them as shall be necessary to cause such purchasing Creditor to share the excess payment ratably with each of them. "Pro Rata Share" shall mean an amount equal to the amount which results when the total amount of principal that is owing to that Creditor is divided by the aggregate principal owing to all Creditors (expressed as a percentage).

          10.4 Amendment. No amendment of any provision of this Agreement, any Debenture, any Warrant, or the Security Agreement shall in any event be effective unless the same shall be in writing and signed by all of the Creditors.

     11.  Miscellaneous.

          11.1 Notices. All notices, requests, demands and other communications under this Agreement, the Debentures, the Warrants and the Security Agreement shall be in writing and shall be deemed to have been duly "given" on the date of delivery, if delivery is made personally or by telegram or telecopy to the party to whom notice is to be given, or upon receipt if mailed by first class mail, either registered or certified, postage prepaid and properly addressed as follows:

          If to the Company:       894 Ross Drive
                                   Sunnyvale,  CA 94089
                                   Attn:  President

          If to the Creditors:     At the addresses set forth on Exhibit A

Each party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

                                       7.

          11.2 Remedies. No failure on the part of any Creditor to exercise, and no delay on the part of any Creditor in exercising, any right hereunder or under the Debentures, the Warrants or the Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right owned by it preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          11.3 Costs and Expenses. The Company shall pay all of the reasonable costs and expenses, including without limitation all reasonable attorneys' fees and legal expenses, incurred by it in connection with the documentation of this Agreement, the Debentures, the Warrants, the Security Agreement and other documents to be delivered hereunder.

          11.4 Binding Effect; Governing Law. This Agreement, the Debentures, the Warrants, and the Security Agreement shall be binding upon and inure to the benefit of the Company and the Creditors and their respective successors, except that no party shall have the right to assign its rights or obligations hereunder, in the Debentures, the Warrants, or the Security Agreement, or any interest herein or therein. This Agreement, the Debentures, the Warrants, and the Security Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California (without reference to any principles of conflicts of laws).

          11.5 Jurisdiction. The Company and Creditors each hereby irrevocably submit to the non-exclusive jurisdiction of any court sitting in the County of Santa Clara over any action, suit or proceeding arising out of or relating to this Agreement, the Debentures, the Warrants, or the Security Agreement. The Company and the Creditors agree that final judgment in any such action, suit or proceeding brought in such a court shall be conclusive and binding upon the Company and the Creditors and may be enforced in any court of the jurisdiction to which the Company or the Creditors are subject by a suit upon such judgment; provided, however, that service of process is affected upon the Company or the Creditors in the manner permitted by law.

          11.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

          11.7 Term. This Agreement shall terminate upon repayment or conversion of all of the Debentures.

                                       8.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Company                             TiVo Inc.

                                    By: /s/ Michael Ramsay
                                       ---------------------
                                       Michael Ramsay,
                                       President
                                       and Chief Executive Officer

Creditors                           Strategic Value I, L.P.

                                    By Its General Partner
                                    SV Partners, LLC

                                    By: /s/ Robert P. Parker
                                       ----------------------
                                    Name:   Robert P. Parker
                                         --------------------
                                    Title:  Managing Member
                                          -------------------

                                    GC&H Investments

                                    By: /s/ John L. Cardoza
                                       -----------------------
                                       John L. Cardoza
                                       Executive Partner


                                    Institutional Venture Partners VII,
                                    L.P.

                                    By Its General Partner
                                    Institutional Venture Management VII, L.P.

                                    By: /s/ Geoffrey Y. Yang
                                       ------------------------
                                       Geoffrey Y. Yang
                                       General Partner

                                       9.

                                    New Enterprise Associates VII, L.P.

                                    By NEA Partners VII, L.P., Its General
                                    Partner

                                    By: /s/ Mark W. Perry
                                       ---------------------
                                       Mark W. Perry
                                       General Partner


                                    NEA Presidents Fund, L.P.

                                    By: NEA General Partners, L.P.
                                    By: General Partner

                                    By: /s/  Mark W. Perry
                                       ---------------------
                                       Mark W. Perry
                                       General Partner

                                      10.

                                   EXHIBIT A

                                   CREDITORS

                                                                 Commitment
                                                                 ----------

(1)  Strategic Value I, L.P.                                     $  301,500.00
     Address:  2 Embarcadero Center
               Suite 200
               San Francisco, CA 94111
               Attn: Bob Parker

(2)  GC&H Investments (only up to $100,000)                      $   99,900.00
     Address:  5 Palo Alto Square
               3000 El Camino Real
               Palo Alto, CA 94306
               Attn: Alan Mendelson

(3)  Institutional Venture Partners  VII, L.P.                   $1,299,300.00
     Address:  3000 Sand Hill Road
               Building 2, Suite 290
               Menlo Park, CA 94025
               Attn: Geoffrey Y. Yang

(4)  New Enterprise Associates VII, L.P.                         $1,299,300.00
     Address:  2490 Sand Hill Road
               Menlo Park, CA  94025
               Attn: Mark Perry
                                                       Total:    $3,000,000.00

                                      11.

                                   EXHIBIT B

         THIS DEBENTURE IS SUBJECT TO A SECURED CONVERTIBLE DEBENTURE
                   PURCHASE AGREEMENT DATED MARCH____, 1999.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS ("BLUE SKY LAWS"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND BLUE SKY LAWS.

                         SECURED CONVERTIBLE DEBENTURE

$[ ]

                                                                 March____, 1999

          For Value Received, the undersigned, TiVo Inc., a Delaware corporation ("Borrower"), under the terms of this Secured Convertible Debenture ("Debenture") hereby unconditionally promises to pay to the order of ___________ ("Creditor"), by wire transfer to such account as Creditor shall provide notice of to Borrower or by check, in lawful money of the United States of America and in immediately available funds, the principal amount borrowed and outstanding hereunder at any time not to exceed $_______ (the "Commitment") and such interest as will have accrued and been outstanding, both payable in the manner set forth below, such funds to be advanced by the Creditor to Borrower from time to time upon the request of Borrower. Borrower may repay any amounts borrowed hereunder and reborrow any amounts repaid, up to the Commitment, without penalty or premium from the date hereof through December 31, 1999 (the "Drawdown Period").

          Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in that certain Secured Convertible Debenture Purchase Agreement ("Purchase Agreement") dated of even date herewith among the Borrower, Creditor, and other creditors named therein.

          This Debenture is the Debenture referred to in the Purchase Agreement, the Warrants, and the Security Agreement.

     1. Repayment. Interest on each advance shall be due and payable monthly in arrears on the last day of each month and shall be payable, at the Creditor's option, in Common Stock of the Borrower at a conversion rate equal to the fair market value per share, at the time of conversion, as determined by the Borrower in good faith. For each advance, all outstanding principal and accrued interest shall be fully due and payable on the earlier of (the "Maturity Date"): (a) the date which is six months from the date the advance was initially borrowed, or
(b) June 30, 2000, subject to the right of the Creditor to accelerate after the occurrence and continuance of an Event of Default as defined in Section 9.1 of the Purchase Agreement. In addition, Borrower shall repay in full any principal and accrued interest outstanding hereunder on the date Borrower closes its next bona fide equity financing (the "Equity Event"). Principal and accrued interest shall be paid by wire transfer or by check. At Creditor's option, if Borrower fails to pay all outstanding principal and interest on the Maturity Date, upon the Equity Event, or upon acceleration, Creditor may choose to have all or any part of the outstanding principal and accrued interest repaid in shares of Common Stock of the Borrower at a conversion rate equal to, in the case of interest, the fair market value of the Common Stock at the time of conversion, as determined by the Borrower in good faith (subject to adjustment as set forth in Section 2 of the Purchase Agreement) or, in the case of principal, at $3.68 per share (subject to adjustment as set forth in Section 2 of the Purchase Agreement). Such repayment shall not affect Creditor's rights under any Warrant issued to the Creditor by the Borrower. In the event that Creditor chooses to convert outstanding principal and accrued interest into Common Stock of the Borrower, Creditor shall give written notice to the Borrower of such anticipated conversion no less than fifteen (15) business days prior to the date of conversion.

     2. Interest. Simple interest shall accrue on the outstanding principal amount hereof from the date funds are advanced until payment in full is received by Creditor, which interest shall be equal to 4.67% per annum.

     3. Secured Debenture. The full amount of this Debenture is secured by the collateral identified and described as security therefor in the Security Agreement.

     4. Default. Borrower's failure to pay timely any of the principal amount due under this Debenture or any accrued interest or other amounts due under this Debenture pursuant to the terms hereof shall constitute an Event of Default as defined in Section 9.1 of the Purchase Agreement.

     5. Waiver. Except as provided for herein, Borrower waives presentment, notice of dishonor, protest or notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon and diligence in taking any action to collect any sums owing under this Debenture or in any proceeding against any of the rights or interests in or to the properties or assets securing payment of this Debenture.

     6. Governing Law. This Debenture shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     7. Successors. The provisions of this Debenture shall inure to the benefit of and be binding on any successor or Creditor. This Debenture cannot be assigned by any party hereto.

                                      2.

     8. Legal Interest Rate. Notwithstanding anything herein to the contrary, in no event shall Borrower be obligated to pay interest in excess of the legal limit of the State of California. In the event such interest is determined to have been paid, such excess shall be deemed to have been paid on the principal balance outstanding on this Debenture.

                                        TiVo Inc.
                                        a Delaware corporation

                                        By:___________________________________

                                        Name:_________________________________

                                        Title:________________________________

                                      3.

               THIS SECURITY AGREEMENT IS SUBJECT TO A SECURED
               CONVERTIBLE DEBENTURE PURCHASE AGREEMENT
               DATED APRIL 8, 1999.

                               SECURITY AGREEMENT

     This Security Agreement (this "Security Agreement") dated as of April
8, 1999, is made by TiVo Inc., a Delaware corporation ("Grantor"), in favor of the creditors listed on the signature page hereof (collectively, the "Creditors"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

                                    Recitals

     A. Pursuant to that certain Secured Convertible Debenture Purchase Agreement dated as of April 8, 1999 (the "Purchase Agreement"), by and among Grantor and Creditors and the related Debentures, Creditors have agreed, severally but not jointly, to make certain advances of money and to extend certain financial accommodations to Grantor in the amounts and in the manner set forth in the Purchase Agreement and the Debentures (collectively, the "Loan").

     B. Creditors are willing to make the Loan to Grantor only upon the condition, among others, that Grantor shall have executed and delivered to the Creditors this Security Agreement.

                                   Agreement

     Now, Therefore, in order to induce the Creditors to make the Loan and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

     1. Defined Terms. The following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

          "Collateral" shall have the meaning assigned to such term in Section 3 of this Security Agreement.

          "Contracts" means all contracts, undertakings, franchise agreements or other agreements in or under which Grantor may now hold or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

          "Event of Default" shall have the meaning set forth in the Purchase Agreement.

          "Permitted Dispositions" means transfers in the ordinary course of business, including, without limitation, (a) sales of inventory in the ordinary course of business, and (b) transfers of worn out or obsolete equipment.

          "Permitted Lien" means:

               (a)  Liens in favor of Creditors;

               (b) Liens existing on the date hereof and disclosed in Exhibit A hereto;

               (c) Liens consisting of leases or subleases and licenses and sublicenses in the ordinary course of Grantor's business and any interest or title of a lessor or licensor under any lease or license, as applicable;

               (d) Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities;

               (e) Liens incurred or deposits made in the ordinary course of Grantor's business in connection with worker's compensation, unemployment insurance, social security and other like laws;

               (f)  Liens arising from judgments, decrees or attachments;

               (g) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property;

               (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (i) Any interest or title of a lessor in equipment subject to any capitalized lease;

               (j) Any liens arising from the filing of any financing statement relating to true leases;

               (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

               (l) Liens, not otherwise permitted, which liens do not in the aggregate exceed $50,000 at any time; and

               (m) Liens incurred in the refinancing of any of the obligations giving rise to any of the liens in (a)-(l) above.

          "Secured Obligations" means all indebtedness, liabilities and obligations of Grantor to Creditors, whether now existing or hereafter incurred, pursuant to the Debentures and the Purchase Agreement.

          "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of

                                      2.

mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

     In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC (definition sections of the UCC are noted parenthetically): "Accounts" (9106); "Chattel Paper" (9105(1)(b)); "Deposit Accounts" (9105(e)); "Documents" (9105(1)(f)); "Equipment" (9109(2)); "Financial Assets" (8102(a)(9)); "Fixtures" (9313(1)(a)); "General Intangibles" (9106);
"Goods" (9105(1)(h)); "Instruments" (9105(1)(i); "Inventory" (9109(4));
"Investment Property" (9115(1)(f)); "Proceeds" (9306(1)). Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Grantor.

     2. Secured Obligations. Grantor agrees to pay to the Creditors all of the unpaid principal amount of, and accrued interest on, the Debentures, in accordance with the terms thereof, and all other indebtedness, liabilities and obligations of Grantor to Creditors, whether now existing or hereafter incurred, arising out of or in connection with the Purchase Agreement, the Debentures or this Security Agreement.

     3. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Creditors to cause the Loan to be made, Grantor hereby, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Creditors, for the benefit the Creditors, and hereby grants to Creditors, a security interest in all of Grantor's right, title and interest in, to and under the following (including any and all after-acquired property, all of which being herein collectively called the "Collateral"):

               (a)  All Accounts of Grantor;

               (b)  All Chattel Paper of Grantor;

               (c)  All Contracts of Grantor;

               (d)  All Deposit Accounts of Grantor;

               (e)  All Documents of Grantor;

               (f)  All Equipment of Grantor;

               (g)  All Financial Assets of Grantor;

               (h)  All Fixtures of Grantor;

               (i)  All Goods of Grantor;

               (j)  All Instruments of Grantor;

                                      3.

               (k)  All Inventory of Grantor;

               (l)  All Investment Property of Grantor; and

               (m) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing, "Collateral" shall not include any Contract which prohibits the granting of a security interest in such Contract or any asset leased by Grantor.

CREDITORS (1) HEREBY ACKNOWLEDGE THAT QUANTUM CORPORATION HAS A SECURITY INTEREST IN PART OF THE COLLATERAL (THE "QUANTUM COLLATERAL") AS DESCRIBED IN FINANCING STATEMENT NUMBER 9831660560 FILED WITH THE CALIFORNIA SECRETARY OF STATE, AND (2) AGREE THAT THEIR INTEREST IN THE QUANTUM COLLATERAL IS JUNIOR IN PRIORITY TO THE SECURITY INTEREST OF QUANTUM CORPORATION REGARDLESS OF THE TIME OF FILING OF ANY UNIFORM COMMERCIAL CODE FINANCING STATEMENTS OR THE TAKING OF OTHER ACTIONS TO PERFECT EITHER SUCH SECURITY INTEREST.

     4. Representations and Warranties. Grantor hereby represents and warrants to the Creditors that except for the security interest granted under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of each item of Collateral in which it purports to grant a security interest hereunder, having good, marketable title thereto and that the Creditors shall have a valid, binding and enforceable lien and/or security interest in and to the Collateral.

     5. Covenants. Grantor covenants and agrees with the Creditors that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

          5.1 Further Assurances. At any time and from time to time, upon the written request of the Creditors, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Creditors may reasonably deem desirable to obtain the full benefit of this Security Agreement.

          5.2 Maintenance of Records. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. Grantor shall allow reasonable access to such records upon reasonable notice from Creditors.

          5.3 Collateral. The Grantor agrees that it will not, without the prior written consent of a Majority of the Creditors, consent to, permit or suffer to occur any sale, transfer, hypothecation, lien, or use of any of the Collateral adversely affecting the interest of the Creditors therein, other than Permitted Liens and Permitted Dispositions.

                                      4.

     6.   Rights and Remedies Upon Default.

               (a) If any Event of Default shall occur and be continuing, the Creditors shall have the right to take title to, seize, assign, sell, and otherwise dispose of the Collateral, or any part thereof, either at public or private sale, in lots or in bulk, for cash, credit or otherwise, with or without representations or warranties, and upon such terms as shall be reasonable, and any Creditor may bid or become the purchaser at any such sale, and such Creditor shall have the right at its option to apply or credit the amount of all or any part of the Secured Obligations owing to it against the purchase price bid by it at any such sale. If notification to Grantor of any intended disposition by the Creditors of any of the Collateral is required by applicable law, such notification will be deemed to have been reasonable and proper if given at least 20 days prior to such disposition.

               (b) If any Event of Default shall occur and be continuing, the Creditors may exercise in addition to all other rights and remedies granted to it under this Security Agreement, all rights and remedies of a secured party under the UCC.

               (c) Except as specifically provided for herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

               (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed to Creditors in the following order of priorities:

               First, to the Creditors in an amount sufficient to pay in full the reasonable costs of the Creditors in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Creditors in connection therewith, including, without limitation, reasonable attorneys' fees;

               Second, to the Creditors pro rata in accordance with the amount of the Secured Obligations owing to each Creditor; and

               Finally, upon payment in full of the Secured
     Obligations, to Grantor or its representatives or as a court of competent jurisdiction may direct.

     7. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In

                                      5.

the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     8.   Miscellaneous.

          8.1  No Waiver; Cumulative Remedies.

               (a) Creditors shall not by any act, delay, omission or otherwise be deemed to have waived any of their respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

               (b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

               (c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Creditors; provided, however, that a Majority of Creditors may grant consents and waivers pursuant to Section 5.3.

          8.2 Termination of this Security Agreement. This Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

          8.3 Successor and Assigns. This Security Agreement shall be binding upon the successors of Grantor and Creditors and may not be assigned by any party.

          8.4 Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

          8.5 Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.6 Titles and Subtitles. The titles of the sections and subsections of this Security Agreement are not to be considered in construing this Security Agreement.

          8.7 Separability. In case any provision of this Security Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.8 Agreement is Entire Contract. This Security Agreement, together with the Debentures, the Warrants, and the Purchase Agreement, constitutes the final, complete and exclusive contract between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations,

                                      6.

guarantees or covenants except as specifically set forth herein and in such other documents referred to above. Nothing in this Security Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any right, remedies, obligations or liabilities under or by reason of this Security Agreement, except as expressly provided herein.

          8.9 Relationship of Certain Rights and Obligations. The repayment of the Loan does not diminish, curtail, amend, alter, or otherwise change the rights of the Creditors to exercise the Warrants, nor does the exercise of the Warrants by Creditors alleviate, amend, alter, or otherwise change Grantor's obligation to repay the Loan.

                                      7.

     In Witness Whereof, the undersigned has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

Grantor                           TiVo Inc.

                                  By: /s/  Michael Ramsay
                                     --------------------------------
                                     Michael Ramsay, President
                                     and Chief Executive Officer

Creditors                         Strategic Value I, L.P.

                                  By Its General Partner
                                  SV Partners, LLC

                                  By: /s/ Robert P. Parker
                                     -----------------------------------
                                  Name:   Robert P. Parker
                                       ---------------------------------
                                  Title: Managing Member
                                        --------------------------------

                                  GC&H Investments

                                  By: /s/  John L. Cardoza
                                     -----------------------------------
                                     John L. Cardoza
                                     Executive Partner


                                  Institutional Venture Partners VII,
                                  L.P.

                                  By Its General Partner
                                  Institutional Venture Management VII, L.P.

                                  By: /s/  Geoffrey Y. Yang
                                     -----------------------------------
                                     Geoffrey Y. Yang
                                     General Partner

                                      8.

                                    New Enterprise Associates VII, L.P.

                                    By NEA Partners VII, L.P., Its General
                                    Partner


                                    By: /s/  Mark W. Perry
                                       ----------------------------------
                                       Mark W. Perry
                                       General Partner

                                    NEA Presidents Fund, L.P.
                                    By:  NEA General Partners, L.P.
                                    By:  General Partner

                                    By: /s/  Mark W. Perry
                                       ----------------------------------
                                       Mark W. Perry
                                       General Partner

                                      9.

                                   Exhibit A

                          LISTING OF PERMITTED LIENS



1) Liens in favor of Quantum Corporation pursuant to Financing Statement #9831660560 as filed with the California Secretary of State.

2) Liens in favor of Silicon Valley Bank pursuant to Financing Statement #9803460373 as filed with the California Secretary of State.

                                      10.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

                              WARRANT TO PURCHASE
                           SHARES OF COMMON STOCK OF
                                   TIVO INC.

Warrant No. CW--                                _______ Shares of Common Stock

                                  TIVO  INC.

     1. Issuance. This Warrant is issued to ____________, by TiVo Inc., a Delaware corporation (hereinafter with its successors called the "Company").

     2. Purchase Price; Number of Shares. The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto as Exhibit A duly executed, at the principal office of the Company, to purchase from the Company _______ fully paid and nonassessable shares (the "Shares") of Common Stock, $0.001 par value, of the Company (the "Common Stock") at a price per share (the "Purchase Price") of two dollars and fifty cents ($2.50). The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised, whether or not the transfer books of the Company shall be closed.

     3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by certified check or wire transfer, (ii) by the surrender or forgiveness by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

     4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant by the surrender of this Warrant to the Company, with the net issue election notice set forth in Exhibit A annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                    Y(A - B)
                               X =  --------
                                        A

where:         X =  the number of shares of Common Stock to be issued to the
          Holder pursuant to this Section 4.

               Y = the number of shares of Common Stock covered by this Warrant at the time the net issue election is made pursuant to this Section 4.

               A = the fair market value of one share of Common Stock, determined as follows: (i) if the Warrant is being exercised in connection with an initial public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (an "Initial Public Offering"), then the per share offering price to the public in such Initial Public Offering,
          (ii) if at such time the Common Stock is listed on a national securities exchange or on the over-the-counter market and is not being exercised in connection with an Initial Public Offering, then the closing price of the Common Stock on the business day immediately prior to the date of exercise or, if no sale of the Common Stock was made on such day, the first business day immediately preceding such day upon which a sale was made, or (iii) if at such time the Common Stock is not listed on a national securities exchange or on the over-the-counter market, then as determined in good faith by the Board at the time the net issue election is made pursuant to this Section 4.

               B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

     5. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Purchase Price.

     6. Exercise; Expiration Date; Automatic Exercise. This Warrant may be exercised in whole or in part at any time commencing on the date hereof and ending at the earlier to occur of (i) the closing of an Initial Public Offering at a per share public offering price of not less than $5.00 (equitably adjusted for any stock split, combination or similar event) and an aggregate public offering price of at least $10,000,000, and (ii) 5:00 p.m. Pacific Time on the fifth anniversary of the date of this warrant (the "Expiration Date") and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of
Section 4 hereof, without any further action on behalf of the Holder, immediately prior to the Expiration Date.

     7. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock of the Company, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and

                                      2.

validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     8. Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Common Stock, by stock split or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

     9. Mergers and Reclassifications. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 9, the term "Reorganization" shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 8 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

  10. Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the provisions of Section 8 or
Section 9 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

     11. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief

                                      3.

financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     12. Issue Tax. The issuance of certificates for the Shares upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     13.  Notices of Record Date, Etc.  In the event of:

          (1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

          (2) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets;

          (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (4) the filing of a registration statement under the Securities Act of 1933, as amended, in connection with an Initial Public Offering;

then and in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least fifteen (15) business days prior to the date specified in such notice on which any such action is to be taken.

     14. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

          (a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

          (b) The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

          (c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's certificate of incorporation or

                                      4.

by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice (other than, if any, post-issuance state securities laws filings) or registration with any person or entity.

     15. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

     16. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

     17.  Notices, Etc.

          (a) Any notice or written communication required or permitted to be given to the Holder may be given by United States mail, by overnight courier or by facsimile transmission at the address most recently provided by the Holder to the Company or by hand, and shall be deemed received upon the earlier to occur of (i) receipt, (ii) if sent by overnight courier, then on the day after which the same has been delivered to such courier for overnight delivery, or (iii) if sent by United States mail, seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail.

          (b) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

     18. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

     19. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not

                                      5.

constitute a part of this Warrant. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

     20. Successors and Assigns. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors and legal representatives.

Dated____________, 1999             TiVo Inc.


                                    ________________________________

                                    Name:___________________________

                                    Title:__________________________

                                      6.

                                   Exhibit A

                               SUBSCRIPTION FORM



                                                 Date:  ____________, ____

TiVo Inc.
894 Ross Drive, Suite 100
Sunnyvale, CA 94089
Attn: President

Ladies and Gentlemen:

The undersigned hereby elects:

     to exercise the warrant issued to it by TiVo Inc. (the "Company") and dated ____________, 1999 (the "Warrant") in full and to purchase all of the
     _______________________ shares of the Common Stock of the Company (the "Shares") purchasable thereunder at a purchase price of ___________________ ($______) per Share or an aggregate purchase price of ________________ Dollars ($__________) (the "Purchase Price"). Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer or as otherwise permitted pursuant to Section 3 of the Warrant; or

     to surrender the right to purchase Shares pursuant to this Warrant and to receive in lieu thereof Shares pursuant to the provisions of Section 4 of the Warrant.

     The undersigned also makes the representations set forth on Exhibit B attached to the Warrant.

     The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                        Very truly yours,




                                      1.

                                   Exhibit B

                            TO WARRANT CERTIFICATE

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO TIVO INC. ALONG WITH THE SUBSCRIPTION FORM BEFORE THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANT CERTIFICATE DATED ______________, 1999 WILL BE ISSUED.

                          _____________________, ____

TiVo Inc.
894 Ross Drive, Suite 100
Sunnyvale, CA 94089

Attention: President

     The undersigned, ___________________ ("Purchaser"), intends to acquire up to ______________ shares of the Common Stock (the "Shares") of TiVo Inc. (the "Company") from the Company pursuant to the exercise of a certain Warrant to purchase Shares held by Purchaser. The Shares will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

     1. Purchaser is acquiring the Shares for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Shares in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law;

     2. Purchaser has been advised that the Shares have not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter;

     3. Purchaser has been informed that under the 1933 Act, the Shares must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Shares;

     4. The Company may refuse to permit Purchaser to sell, transfer or dispose of the Shares (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless

                                      1.

Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required;

     5. Purchaser has invested in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Purchaser represents and warrants that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the 1933 Act.

     Purchaser also understands and agrees that there will be placed on the certificate(s) for the Shares, or any substitutions therefor, legends stating in substance:

     "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and may not be sold, offered for sale or transferred unless such sale or transfer is in accordance with the registration requirements of such Act and applicable laws or an exemption from the registration requirements of such Act and applicable laws is available with respect thereto."

     Any legend required pursuant to applicable state securities laws.

     Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Shares with Purchaser's counsel.

                                        Very truly yours,







                                      2.